Exhibit 99.1

Sino-Global Outlines 2019 Strategy in an Open Letter to Shareholders;

Company to Expand Global Shipping Agency Business

Roslyn, New York, January 7, 2019 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global”, the “Company” or “us”), a non-asset based global shipping and freight logistics integrated solution provider, announced today that its Chief Executive Officer, Mr. Lei Cao, released a Letter to Shareholders highlighting current activities and outlining its corporate strategy for 2019. The letter is included in its entirety below:

To Our Valued Shareholders:

Over the course of fiscal year 2018, we continued to see progress in building a larger customer base, due to the marriage of Sino-Global’s global shipping and transportation relationships and a growing online logistics network. Our business has historically been built around leveraging relationships with large shippers in Asia and helping to serve these clients through a variety of means, including arranging ship’s berthing and sailing, arranging cargo loading and unloading, preparing clearance documents, among providing other services.

Over the past three years, through signing a strategic cooperation agreement with COSCO Beijing, we were able to take advantage of the low container rate to jointly promote bulk cargo container transportation. COSCO adopted a new way to containerize goods that used to be shipped in bulk (“bulk-to-container”). For the year ended June 30, 2018, we shipped 140 containers totaling 18 tons per container of sulfur from Long Beach, CA in the U.S. to our customers in China.

We are very proud of our accomplishments, as we developed our business model to help connect China and the U.S. in a cost-effective manner. Our investment in expanding our online platform and the relationships we built here in the U.S. will prove to be valuable assets in the coming years. As we enter fiscal year 2019, we expect to pivot our business once again.

FY 2019 Strategy – An Expansion of Our Shipping Agency Business / Partnerships

The Background of Our Agency Business

To fully explain where Sino-Global is going, I feel it is important for our investors and potential shareholders to understand the origins of our company. I originally founded the Company in 2001 to build a local shipping agency business to serve local ports throughout China. At the time of our initial public offering (“IPO”) in 2008, we had grown this business considerably to serving over 75 ports throughout the country. We had strong customer relationships and decided that the best way to continue growing the business would be to utilize investors’ capital to both grow our agency business and to expand to ports outside of China. This would allow our company to develop additional relationships and diversify its revenue stream. This was the origin of “Sino-Global.”

We had a strong set of relationships in building our agency business, and in the years that followed our IPO, we were able to develop new methods of simplifying the logistics process for our clients. We used technology to more efficiently analyze information about prospective shipments provided by our clients and to determine the most economical and efficient transportation solutions. We then leveraged our relationships and scale as a shipping agency to negotiate competitive shipping rates.

The larger Chinese market served as an excellent market for Sino-Global to expand into. It was large (having an estimated value in 2006 of over $1.5 billion), highly fragmented, and we had considerable expertise in serving a long-term customer base. Our IPO allowed our company to both grow within China and to build relationships globally.

However, in 2013 we began to see challenges throughout the market. There were two larger China State-Owned agencies that we knew very well operating in the market, along with over 1,000 individual agencies that we were less familiar with. The number of smaller agencies began to rise considerably, as they were appearing on the market and attempting to win market share with non-sustainable pricing. Instead of competing in such a market, we decided to change our strategy. We developed a three-year strategic plan to transform the Company and expand our focus to the global market, instead of focusing solely on the Chinese market.

Initially, we were very successful in building a U.S.-based revenue model. However, in mid-2018 we began to explore the possibility of shifting the focus of our shipping agency business once again due to two primary factors:

1)	After an examination of global trade policy, we found it to be very challenging to build and expand a relationship/ technology logistics business focused on China/U.S. relations. Current trade dynamics made it more expensive for our shipping carrier clients to cost-effectively move cargo into U.S. ports, and as a result, we saw considerably lower shipping volumes. This included less utilization of our online platform and ultimately led to declining revenues in the latter half of fiscal year 2018.

2)	The shipping agency industry in China has improved dramatically. The number of shipping agencies overall in the country has decreased, due to both price and the inability of competitors to embrace technology as a resource in serving clients’ needs. We began to see this shift in 2017 and continued to monitor its progress on a quarterly basis while operating our U.S. / China business. We found that agencies are now able to compete based on service and quality, as opposed to just price.

Growth Strategy - Shifting Back into the Agency Business, Now Globally

We determined in mid-2018 to transition back into the shipping agency business. We are still able to provide the same services as before, but now we also have an integrated online logistics platform that allows our company to handle a wider base of customers in both China and other ports throughout the globe.

As we moved back into the market, we saw a very favorable response from our customer base and expect revenues to increase considerably throughout the course of fiscal year 2019. Our competitive advantages include:

•	Having 20-years of experience in the shipping business;
•	Maintaining stable long-term relationships with customers that have tried “lower price” agency businesses, and thus value our unique expertise and ease of their transactions and logistics service when working with us;
•	Being the only China-based shipping agency listed on the NASDAQ in the United States;
•	Being a standing council member of the CASA (China Association of Shipping Agency & Non-Vessel-Operating Common Carriers); and
•	Having an online network that has been tested globally.

We believe that we can provide a full range of high quality services to our clients through our global network of shipping agency entities. We plan to establish our agency network in China, Southeast Asia, and Australia over in the next three years. We have selected major ports throughout China that we intend to target first and expect to sign new partnership agreements with shippers in the coming weeks/months.

Ancillary Growth Opportunities – Container Trucking Services

In addition to shipping agency expansion, we will seek out additional opportunities for growth as they arise. An example of this is a recent partnership with www.shippingchina.com (“Shipping China”), in which we will leverage their network to expand our container truck services in the U.S. for freight forwarding compartments. Shipping China is a leading international shipping logistics business platform which was launched in 2003 with about 300,000 contractors and 200,000 mobile users.

We feel that by combining our transportation relationships with the broad reach of Shipping China’s portal we can expand a container trucking network throughout the U.S.

Conclusion

On behalf of our board of directors and management, I thank you for your continued confidence and interest in Sino-Global. We also ask for your support for our transformation effort, allowing us time and a stable environment to reshape our business model and bring profitable returns for you, our shareholders.

Sincerely,

Mr. Lei Cao,

Chairman and CEO

For a current review of the Company and a copy of this letter, management invites you to access it on the Company’s website: www.sino-global.com.

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged in shipping, chartering, logistics and related business services. Headquartered in New York, Sino-Global has offices in Los Angeles, mainland China, Australia, Canada and Hong Kong. The Company’s current service offerings consist of inland transportation management, freight logistics and container trucking services. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.com. The Company routinely posts important information on its website.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact Information

The Equity Group Inc.

Adam Prior

(212)-836-9600 / aprior@equityny.com